Exhibit 99.1

Code Chain New Continent Announces Major Order Agreement with AGMH for Mining Operation Expansion

NEW YORK, November 02, 2021 -- Code Chain New Continent Limited (the “Company” or “Code Chain”) (NASDAQ: CCNC), a vertically integrated cryptocurrency miner, today announced that it has entered into a major order agreement (the “Agreement”) with AGM Group Holdings Inc. (“AGMH”) (NASDAQ: AGMH).

Pursuant to the Agreement, the Company will purchase 10,000 units of KOI Miner 100 TH/S mining machines from AGMH, for a purchase price of US$65 million. The mining machines are expected for delivery during the second half of 2022. Code Chain also has an option to purchase 10,000 additional units.

AGMH is an integrated technology company focusing on providing Fintech software services and producing high-performance hardware and computing equipment. This order will utilize AGMH’s hardware technologies to bolster Code Chain’s business growth, as well as to extend support for building a blockchain ecosystem.

Mr. Tingjun Yang, Chief Executive Officer of Code Chain, commented, “We are excited to partner with AGMH. The collaboration will provide us with a long-term and stable supply of mining equipment, marking a major milestone in our continued mining expansions. Code Chain is dedicated to seeking innovative cryptocurrency technologies and enriching its cryptocurrency portfolio following its deployment of 10,000 Bitcoin mining machines and purchase of Filecoin mining asset earlier this year. We look forward to working with the AGMH team well into the future.”

Mr. Chenjun Li, Co-Chief Executive Officer of AGMH, said “This order will strengthen our ability to serve a growing and broad customer base. We can further enhance our expertise, technology, and talent to explore opportunities while helping our clients to innovate and thrive in the evolving market.”

About Code Chain New Continent Limited

Code Chain New Continent Limited engages in the research, design, and development of electronic tokens that combine the five-W elements (when, where, who, why, what), geographic location via the Beidou satellite system, and identity information using Code Chain technology. The electronic tokens are unique, tradable, and inheritable digital assets and cannot be tampered with. The electronic tokens are based on and stored in the Code Chain system and can be used to monitor and document all kinds of consumer behaviors that involve code-scanning. The Company has recently diversified its business into Bitcoin mining and is committed to becoming a vertically integrated cryptocurrency miner.

About AGM Group Holdings Inc.

Incorporated in April 2015 and headquartered in Beijing, China, AGM Group Holdings Inc. (NASDAQ: AGMH) is an integrated technology company focusing on providing fintech software services and producing high-performance hardware and computing equipment. AGMH's mission is to become one of the key participants and contributors in the global fintech and blockchain ecosystem. For more information, please visit www.agmprime.com.

Safe Harbor Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements may include, but are not limited to, statements containing words such as "may," "could," "would," "plan," "anticipate," "believe," "estimate," "predict," "potential," "expects," "intends", "future" and "guidance" or similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to change at any time. These forward-looking statements are based upon management's current expectations and are subject to a number of risks, uncertainties and contingencies, many of which are beyond the Company's control that may cause actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's public filings with the Securities and Exchange Commission, including the Company's annual report on 10-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable law.

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